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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Shareholders and Board of Trustees
Money Market Portfolio:

We consent to the use of our report, dated February 18, 2005 incorporated herein by reference in this registration statement for Money Market Portfolio and to the reference to our firm under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement.

                                                            /s/ KPMG LLP


New York, New York
January 26, 2006